UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2005

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

233 North Michigan, 22nd Floor, Chicago, Illinois  60601

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

200 W. Randolph, 52nd Floor, Chicago, IL 60601

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On October 19, 2005, Click Commerce, Inc. (the “Company”), completed the repurchase of shares pursuant to Share Repurchase Agreements (the “Share Repurchase Agreements”) with Commerce 5, Inc. (formerly known as ChannelWave, Inc.) and a former executive officer of Commerce 5, Inc., respectively dated October 18, 2005. The repurchased shares were issued on February 2, 2005, as part of the consideration for the Company’s acquisition of certain business assets from Commerce 5, Inc. Under the acquisition agreement, the Company had agreed to register such shares for sale, but the related registration statement has not yet become effective due to delays in the completion of the 2004 audit of the financial statements of Optum, Inc., which the Company also acquired in February 2005.  Pursuant to the terms of the Share Repurchase Agreements, the Company repurchased 181,024 shares of the Company’s common stock for a purchase price of $15.50 per share, or $2,805,872.00 in the aggregate.

The Company financed the repurchase of such shares through the use of a portion of its available cash and cash equivalents.

The foregoing description of the Share Purchase Agreements is qualified in its entirety by reference to the Share Purchase Agreements attached hereto as Exhibits 10.17 and 10.18 and incorporated herein by reference.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.17	Share Repurchase Agreement, dated October 18, 2005, between Click Commerce, Inc. and Commerce 5, Inc.

10.18	Share Repurchase Agreement, dated October 18, 2005, between Click Commerce, Inc. and Chris Heidelberger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: October 19, 2005
/s/ John M. Tuhey
	Name:	John M. Tuhey
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.17	Share Repurchase Agreement, dated October 18, 2005, between Click Commerce, Inc. and Commerce 5, Inc.

10.18	Share Repurchase Agreement, dated October 18, 2005, between Click Commerce, Inc. and Chris Heidelberger